UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):     May 16, 2005


                                SCAN-OPTICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                        000-05265              06-0851857
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
      of incorporation)                                      Identification No.)

          169 Progress Drive, Manchester, CT                 06040
       (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (860) 645-7878

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02         Termination of a Material Definitive Agreement

         The letter agreement between the company and Logan Clarke, Jr. dated April 18, 2005, has been terminated effective as of the close of business on May 16, 2005 in connection with Mr. Clarke stepping aside (see Item 5.02(b) below) as an officer of the company. The letter agreement provided for Mr. Clarke's employment as Acting President and Chief Executive Officer of the company until his resignation. The letter agreement also provided that Mr. Clarke would receive a salary of $27,400 per month, retroactive to March 10, 2005, the date that he became Acting President and Chief Executive Officer of the company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b) The company has announced that Logan Clarke, Jr. has stepped aside as Acting President and Chief Executive Officer of Scan-Optics, Inc. effective as of the close of business on May 16, 2005.

         A copy of the press release announcing Mr. Clarke's resignation is attached as Exhibit 99.1.

         (c) The company has also announced that Paul M. Yantus, age 43, has been appointed President and Chief Executive Officer of the company effective May 17, 2005. Mr. Yantus joined the company as Chief Operating Officer in March 2005. Prior to joining the company, Mr. Yantus was a founder and President of Espire Marketing, Inc., a web-based solutions provider headquartered in Rochester, Michigan. At Espire, Mr. Yantus developed the company's business strategy, designed software and oversaw product development and secured key contracts for the business. Prior to founding Espire, Mr. Yantus served in various positions at MSX International, an $800 million company specializing in business process, outsourcing and staffing, including Senior Vice President--Business Process Outsourcing and IT (2002-2003), Vice President--Business and Technology Services (2001-2002), and General Manager--Integrated Information Solutions (1999-2001). In these positions, Mr. Yantus established sales organizations, commercialized new products, restructured the company's information technology organization and had other management responsibilities. Prior to his employment with MSX International, Mr. Yantus held senior positions at Danka Office Imaging Systems, Inc., Lason Systems, Inc. and Eastman Kodak.

         A copy of the press release announcing the appointment of Mr. Yantus is attached as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits

                  99.1  Press release dated May 18, 2005




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SCAN-OPTICS, INC.




                                        By: /s/ Peter H. Stelling
                                            --------------------------
                                        Name: Peter H. Stelling
                                        Title:  Chief Financial Officer,
                                                 Vice President and Treasurer



Date:  May 18, 2005



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